Registration No. ____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                          -----------------------------

                                Concord EFS, Inc.
             (Exact Name of Registrant as Specified in its Charter)
                          -----------------------------

                               Delaware 04-2462252
                (State or Other Jurisdiction of (I.R.S. Employer
               Incorporation or Organization) Identification No.)

                             2525 Horizon Lake Drive
                                    Suite 120
                            Memphis, Tennessee 38133
               (Address of Principle Executive Offices) (Zip Code)


                               Star Systems, Inc.
                           2000 Equity Incentive Plan
                            (Full Title of the Plan)
                          -----------------------------

                                Thomas J. Dowling
                      Senior Vice President and Controller
                                Concord EFS, Inc.
          2525 Horizon Lake Drive, Suite 120, Memphis, Tennessee 38133
                                 (901) 371-8000
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                 With Copies to:
                    Richard M. Harter, Esq., Bingham Dana LLP
                 150 Federal Street, Boston, Massachusetts 02110
                                 (617) 951-8415

                         CALCULATION OF REGISTRATION FEE

--------------------------- -------------------------- -------------------- ------------------- --------------
   Title Of Securities       Amount To Be Registered    Proposed Maximum     Proposed Maximum     Amount Of
     To Be Registered                                  Offering Price Per       Aggregate       Registration
                                                              Share           Offering Price         Fee
--------------------------- -------------------------- -------------------- ------------------- --------------
--------------------------- -------------------------- -------------------- ------------------- --------------
      Common Stock,            779,008 shares (1)          $ 10.21 (2)      $ 7,953,671.68 (2)   $ 1,988.42
   $0.33 1/3 par value
--------------------------- -------------------------- -------------------- ------------------- --------------

(1) Shares issuable under options granted under the Star Systems, Inc. 2000 Equity Incentive Plan.

(2) Calculated in accordance with Rule 457(h)(1) under Regulation C based on the price at which the options may be exercised.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*


Item 2.  Registrant Information and Employee Plan Annual Information.*

* This registration statement relates to securities of the registrant to be offered pursuant to the Star Systems, Inc. 2000 Equity Incentive Plan, as indicated on the facing sheet hereof. Information required by Part I to be contained in the Section 10(a) prospectus related to this plan is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents are incorporated by reference herein:

1. The registrant's annual report on Form 10-K for the year ended December 31, 1999;

2. The registrant's quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2000;

3. The registrant's current reports on Form 8-K filed with the Securities and Exchange Commission ("SEC") on October 10, 2000 and February 15, 2001;

4. The description of the current management and board of directors of the registrant contained in the proxy statement of the registrant filed pursuant to Section 14(a) of the Securities Exchange Act of 1934 ("Exchange Act") for the registrant's annual meeting of shareholders to be held on May 25, 2000; and

5. The description of the registrant's common stock contained in Amendment No. 1 to the registration statement on Form S-4 filed with the SEC on June 27, 2000, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended (the "Exchange Act"), after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not Required


Item 5.  Interests of Named Experts and Counsel.

         The legality of the securities being registered hereby has been passed upon for the registrant by Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110. Richard M. Harter, a partner of Bingham Dana LLP, is a
Director and Secretary of the registrant and owns 139,550 shares of the registrant's common stock, including 46,000 shares subject to unexercised stock options.


Item 6.  Indemnification of Directors and Officers.

         Section  145  of  the   Delaware   General   Corporation   Law  permits
indemnification of officers and directors under certain conditions.

         Article SEVENTH of the registrant's Restated Certificate of Incorporation, as amended, provides:
         No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article Seventh shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transactions from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

         Article VII of the registrant's By-Laws provides:

         SECTION 7.1 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of being or having been a director or officer of the Corporation or serving or having served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto) (as used in this Article VII, the "Delaware Law"), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in Section 7.2 hereof with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); PROVIDED, HOWEVER, that, if the Delaware Law so requires, and Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Article VII or otherwise.

         The registrant also maintains an insurance policy which insures directors and officers of the registrant against certain liabilities which might be incurred in connection with the performance of their duties.

Item 7.  Exemption from Registration Claimed.

         Not required

Item 8.  Exhibits.

Exhibit No.                                                  Description

4.1 Registrant's Restated Certificate of Incorporation is incorporated herein by reference to Exhibit 4.1 to the registrant's registration statement on Form S-8 (File No. 333-74215), filed on March 10, 1999

4.2 Registrant's Certificate of Amendment to the Restated Certificate of Incorporation is incorporated herein by reference to Exhibit 3.3 to amendment no. 2 to the registrant's registration statement on Form S-3 (File No. 333-77829), filed on June 14, 1999

4.3 Registrant's Amended and Restated Bylaws are incorporated herein by reference to Exhibit 4.2 to the registrant's registration statement on Form S-8 (File No. 333-74215), filed on March 10, 1999

*5.1 Opinion of Bingham Dana LLP

*23.1 Consent of Ernst & Young LLP

*23.2 Consent of Bingham Dana LLP(included in Exhibit 5.1 to this registration statement)

*24.1 Powers of Attorney (included on the signature page to this registration statement)

*99.1  Star Systems, Inc. 2000 Equity Incentive Plan
---------------------------------
         *        Filed herewith

Item 9.  Undertakings.

(a)      The undersigned registrant hereby undertakes:


         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           To  reflect  in the  prospectus  any  facts or events
                  arising  after  the  effective   date  of  this   registration
                  statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration   Fee"  table  in  the   effective   registration
                  statement;

                           To include any material  information  with respect to
                  the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act ) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Memphis, State of Tennessee, on this 22nd day of February, 2001.

     CONCORD EFS, INC.



     By: /s/ Dan M. Palmer
     --------------------------------------
     Dan M. Palmer
     Chairman of the Board of Directors and
     Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Dowling and William E. Lucado, and each of them, with the power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the
Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do and cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated.

Signature                Title                                 Date

/s/ Dan M. Palmer        Chairman of the Board,                February 22, 2001
-----------------------  Chief Executive Officer, Director
Dan M. Palmer            (Principal Executive Officer)

/s/ Edward T. Haslam     Chief Financial Officer               February 22, 2001
-----------------------  (Principal Financial
Edward T. Haslam         and Accounting Officer)

/s/ Edward A. Labry III  President and Director                February 22, 2001
-----------------------
Edward A. Labry III
                         Director                              February 22, 2001
-----------------------
Douglas C. Altenbern
/s/ Richard Buchignani   Director                              February 22, 2001
-----------------------
Richard Buchignani
/s/ Ronald V. Congemi    Director                              February 22, 2001
-----------------------
Ronald V. Congemi
/s/ Richard M. Harter    Secretary and Director                February 22, 2001
-----------------------
Richard M. Harter
/s/ Joyce Kelso          Director                              February 22, 2001
-----------------------
Joyce Kelso
/s/ Richard P. Kiphart   Director                              February 22, 2001
-----------------------
Richard P. Kiphart
/s/ Jerry D. Mooney      Director                              February 22, 2001
-----------------------
Jerry D. Mooney
/s/ Paul L. Whittington  Director                              February 22, 2001
-----------------------
Paul L. Whittington

                                  EXHIBIT INDEX

Exhibit No.                                                  Description

4.1 Registrant's Restated Certificate of Incorporation is incorporated herein by reference to Exhibit 4.1 to the registrant's registration statement on Form S-8 (File No. 333-74215), filed on March 10, 1999

4.2 Registrant's Certificate of Amendment to the Restated Certificate of Incorporation is incorporated herein by reference to Exhibit 3.3 to amendment no. 2 to the registrant's registration statement on Form S-3 (File No. 333-77829), filed on June 14, 1999

4.3 Registrant's Amended and Restated Bylaws are incorporated herein by reference to Exhibit 4.2 to the registrant's registration statement on Form S-8 (File No. 333-74215), filed on March 10, 1999

*5.1 Opinion of Bingham Dana LLP

*23.1 Consent of Ernst & Young LLP

*23.2 Consent of Bingham Dana LLP (included in Exhibit 5.1 to this registration statement)

*24.1 Powers of Attorney (included on the signature page to this registration statement)

*99.1 Star Systems, Inc. 2000 Equity Incentive Plan
---------------------------------
         *        Filed herewith

                                   EXHIBIT 5.1





                                February 22, 2001

Concord EFS, Inc.
2525 Horizon Lake Drive, Suite 120
Memphis, Tennessee  38133

         Re:      Registration Statement on Form S-8
                  Covering 779,008 Shares of the Common Stock, $.33-1/3 Par Value Per Share, of Concord EFS, Inc., a Delaware corporation ("Concord")

Ladies and Gentlemen:

         We have participated in the preparation of a registration statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission covering not more than 779,008 shares (the "Subject Shares") of Concord's Common Stock, $.33-1/3 par value per share ("Concord Common Stock"), which may be issued by Concord pursuant to the Star Systems, Inc. 2000 Equity Incentive Plan (the "Plan").

         For purposes of rendering the opinion expressed herein, we have examined Concord's Certificate of Incorporation and all amendments thereto, Concord's by-laws and amendments thereto, and such of Concord's corporate records as we have deemed necessary for this opinion. We have relied upon certificates of public officials and representations of Concord officials and have assumed that the originals of all documents examined by us, whether as copies or as originals, are authentic, that all documents submitted to us as photocopies are exact duplicates of original documents, and that all signatures on all documents are genuine.

         Further, we are familiar with all corporate action taken in connection with the authorization of the issuance and offering of the Subject Shares.

         Based upon and subject to the foregoing and subsequent assumptions, qualifications and exceptions, it is our opinion that:

         1. Concord is a validly existing corporation under the laws of the State of Delaware and has all requisite power and author-ity to issue, sell and deliver the Subject Shares; and

         2. The Subject Shares to be issued by Concord pursuant to the Plan will have been duly authorized and, when so issued by Concord, will be fully paid and nonassessable.

         The opinion expressed above is limited by the following assumptions, qualifications and exceptions:

         (a) This opinion is limited solely to the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

         (b) We undertake no responsibility to update or supplement the opinion in the event of any subsequent changes in the law or the authorities, or upon the occurrence after the date hereof of events or circumstances that, if occurring prior to the date hereof, might have resulted in a different opinion.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission.

                                                     Very truly yours,

                                                     /s/ BINGHAM DANA LLP

                                                     BINGHAM DANA LLP

                                  EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Star Systems, Inc. 2000 Equity Incentive Plan of our report dated February 10, 2000, with respect to the consolidated financial statements of Concord EFS, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



     /s/ Ernst & Young LLP

Memphis, Tennessee
February 20, 2001

                                  EXHIBIT 99.1




















                               STAR SYSTEMS, INC.

                           2000 EQUITY INCENTIVE PLAN

                                TABLE OF CONTENTS

SECTION 1.        PURPOSE......................................................1

SECTION 2.        DEFINITIONS..................................................1

SECTION 3.        ADMINISTRATION...............................................4

SECTION 4.        COMMON STOCK SUBJECT TO THE PLAN.............................5

SECTION 5.        ELIGIBILITY TO RECEIVE AWARDS................................6

SECTION 6.        STOCK OPTIONS................................................6

SECTION 7.        STOCK APPRECIATION RIGHTS....................................9

SECTION 8.        RESTRICTED STOCK AWARDS.....................................11

SECTION 9.        STOCK BONUS AWARDS..........................................12

SECTION 10.       LOANS.......................................................13

SECTION 11.       SECURITIES LAW REQUIREMENTS.................................13

SECTION 12.       RESTRICTIONS ON TRANSFER; REPRESENTATIONS OF PARTICIPANT;
                  LEGENDS.....................................................13

SECTION 13.       RIGHT OF REPURCHASE OF VESTED SHARES........................14

SECTION 14.       RIGHT OF FIRST REFUSAL......................................16

SECTION 15.       SINGLE OR MULTIPLE AGREEMENTS...............................17

SECTION 16.       RIGHTS OF A STOCKHOLDER.....................................17

SECTION 17.       NO RIGHT TO CONTINUE EMPLOYMENT OR SERVICE..................17

SECTION 18.       WITHHOLDING.................................................17

SECTION 19.       INDEMNIFICATION.............................................17

SECTION 20.       NON-ASSIGNABILITY...........................................18

SECTION 21.       NONUNIFORM DETERMINATIONS...................................18

SECTION 22.       ADJUSTMENTS.................................................18

SECTION 23.       TERMINATION AND AMENDMENT...................................18

SECTION 24.       SEVERABILITY................................................18

SECTION 25.       FFECT ON OTHER PLANS........................................19

SECTION 26.       EFFECTIVE DATE OF THE PLAN..................................19

SECTION 27.       GOVERNING LAW...............................................19

SECTION 28.       GENDER AND NUMBER...........................................19

SECTION 29.       ACCELERATION OF EXERCISABILITY AND VESTING..................19

SECTION 30.       MODIFICATION OF AWARDS......................................19

SECTION 31.       NO STRICT CONSTRUCTION......................................19

SECTION 32.       SUCCESSORS..................................................19

SECTION 33.       PLAN PROVISIONS CONTROL.....................................19

SECTION 34.       HEADINGS....................................................20

                               STAR SYSTEMS, INC.
                           2000 EQUITY INCENTIVE PLAN





Section  1.........Purpose.  The purpose of the Star  Systems,  Inc. 2000 Equity
Incentive Plan (the "Plan") is to foster and promote the long-term financial success of Star Systems, Inc., a Delaware corporation (the "Company"), and its Subsidiaries and thereby increase stockholder value. The Plan provides for the award of equity incentives to those directors, consultants, advisers, officers and other employees who make substantial contributions to the Company or its Subsidiaries by their loyalty, industry and invention.

Section  2.........Definitions.  For purposes of this Plan, the following  terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

2.1      "Board" means the Board of Directors of the Company.

2.2      "Change of Control" means the occurrence of any of the following:

(i)      the Board votes to approve:

(A) any consolidation or merger of the Company in which the Company is not the surviving entity and in which the beneficial owners of 50 percent or more of the outstanding voting securities of the surviving entity were not the beneficial owners of 50 percent or more of the outstanding Common Stock prior to the effective date of such consolidation or merger;

(B) a reverse merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise and in which the beneficial owners of 50 percent or more of the outstanding voting securities of the surviving entity were not the beneficial owners of 50 percent or more of the outstanding Common Stock prior to the effective date of such reverse merger;

(C) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than any sale, lease, exchange or other transfer to any company where the Company owns, directly or indirectly, at least 70 percent of the outstanding voting securities of such company after any such transfer;

(D)  any plan or proposal for the liquidation or dissolution of the Company; or

(E) a statutory exchange in which another entity acquires at least 50 percent of the outstanding Common Stock of the Company and in which the beneficial owners of 50 percent or more of the outstanding voting securities of the acquiring entity were not the beneficial owners of 50 percent or more of the outstanding Common Stock prior to the effective date of such statutory exchange;

(ii) any person (as such term is used in Section 13(d) of the Exchange Act), other than one or more trusts established by the Company for the benefit of employees of the Company or its subsidiaries, shall become the beneficial owner (within the meaning of Rule l3d-3 under the Exchange Act) of 50 percent or more of outstanding Common Stock and was not the beneficial owner of 50 percent or more of the outstanding Common Stock prior to the Effective Date; or

(iii) commencement by any entity, person, or group (including any affiliate thereof, other than the Company) of a tender offer or exchange offer for more than 20 percent of the outstanding Common Stock.

2.3      "Code" means the Internal Revenue Code of 1986, as amended.

2.4      "Committee" shall have the meaning provided in Section 3 of the Plan.

2.5      "Common Stock" means the common stock, $.01 par value, of the Company.

2.6 "Continuous Service" means that the Participant's service with the Company or any Subsidiary, or any predecessor of the Company or any Subsidiary, whether as an employee, officer, director, adviser or consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or any Subsidiary as an employee, officer, consultant, adviser or director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an employee of the Company to a consultant of a Subsidiary or a director will not constitute an interruption of Continuous Service. The Committee, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

2.7 "Disability" means, as it relates to the exercise of an Incentive Stock Option after termination of employment, a disability within the meaning of
Section 22(e)(3) of the Code, and for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a Participant unable or incompetent to carry out the job responsibilities which such Participant held or the tasks to which such Participant was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration exceeding one year.

2.8   Effective Date" shall have the meaning provided in Section 26 of the Plan.

2.9  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.10 "Fair Market Value" means, as determined by the Committee, the last sale price as quoted on the Nasdaq National Market on the trading day immediately preceding the date for which the determination is being made or, in the event that no such sale takes place on such day, the average of the reported closing bid and asked prices on such day, or, if the Common Stock of the Company is listed on a national securities exchange, the last reported sale price on the principal national securities exchange on which the Common Stock is listed or admitted to trading on the trading day immediately preceding the date for which the determination is being made or, if no such reported sale takes place on such day, the average of the closing bid and asked prices on such day on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not quoted on such Nasdaq
National Market nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices on the day immediately preceding the date for which the determination is being made in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as finished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof, or, if none of the foregoing is applicable, then the fair market value of the Common Stock as determined in good faith by the Committee in its sole discretion.

2.11 "Incentive Stock Option" means a stock option granted under the Plan which is intended to be designated as an "incentive stock option" within the meaning of Section 422 of the Code.

2.12 "Listing Date" means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

2.13 "Non-Qualified Stock Option" means a stock option granted under the Plan which is not intended to be an Incentive Stock Option, including any stock option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option nor as an option described in Section 423(b) of the Code.

2.14 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option or other award, each of the corporations other than the Company owns stock possessing 50 percent or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

2.15 "Participant" shall mean any employee, director or officer of, or key adviser or consultant to, the Company or any Subsidiary to whom an award is granted under the Plan.

2.16 "Plan Year" means the twelve-month period beginning on January 1 and ending on December 31; provided, however, that the first Plan Year shall be a short Plan Year beginning on the Effective Date and ending on December 31, 2000.

2.17 "Restricted Stock Award" means an award of shares of Common Stock pursuant to Section 8.

2.18 "Stock Appreciation Right" means an award made pursuant to Section 7.

2.19 "Stock Bonus Award" means an award made pursuant to Section 9.

2.20 "Stock Option" means any option to purchase Common Stock granted pursuant to Section 6.

2.21 "Subsidiary" means: (i) as it relates to Incentive Stock Options, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain; and (ii) for all other purposes, a company, domestic or foreign, of which not less than 50 percent of the total voting power is held by the Company or by a Subsidiary, whether or not such company now exists or is hereafter organized or acquired by the Company or by a Subsidiary.

2.22 "Term of the Plan" means the period beginning on the Effective Date and ending on the earlier to occur of (i) the date the Plan is terminated by the Board in accordance with Section 23 and (ii) the day before the tenth anniversary of the Effective Date.

Section 3.........Administration. The Plan shall be administered by the Board or a committee of the Board (as the Board in its sole discretion shall determine); provided, however, that if the Company registers any class of equity security pursuant to Section 12 of the Exchange Act, and if the Plan is to be administered by a committee, then such committee shall consist of two or more members of the Board, each of whom shall each qualify as a "Non-employee

Director" within the meaning of Rule 16b-3 of the Exchange Act and also qualify as an "outside director" within the meaning of Section 162(m) of the Code and regulations pursuant thereto. For Purposes of the Plan, the Board acting in this capacity or the Committee described in the preceding sentence shall be referred to as the "Committee". The Committee shall have the power and authority to grant to eligible persons pursuant to the terms of the Plan: (1) Stock Options, (2) Stock Appreciation Rights, (3) Restricted Stock Awards, (4) Stock Bonus Awards, or (5) any combination of the foregoing.

         The Committee shall have authority in its discretion to interpret the provisions of the Plan and to decide all questions of fact arising in its application. Upon the recommendation of the Chief Executive Officer of the Company, the Committee shall also have the authority in its discretion to select the persons to whom awards shall be made under the Plan; to determine whether and to what extent awards shall be made under the Plan; to determine the types of award to be made and the amount, size, terms and conditions of each such award; and to determine the time when the awards shall be granted. The Committee shall have the authority in its discretion to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under the Plan shall be deferred either automatically or at the election of the Participant; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and to make all other determinations necessary or advisable for the administration of the Plan. Notwithstanding anything in the Plan to the contrary, in the event that the Committee determines that it is advisable to grant awards which shall not qualify for the exception for performance-based compensation from the tax deductibility limitations of Section 162(m) of the Code, the Committee may make such grants or awards, or may amend the Plan to provide for such grants or awards, without satisfying the requirements of
Section 162(m) of the Code.

         The Committee also shall have authority in its discretion to vary the terms of the Plan to the extent necessary to comply with federal, state or local law.

         Notwithstanding anything in the Plan to the contrary, with respect to any Participant or eligible person who is resident outside of the United States, the Committee may, in its sole discretion, amend the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives of the Plan. The Committee may, where appropriate, establish one or more sub-plans for this purpose.

         All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons who participate in the Plan.

         All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such Persons.

Section 4.........Common Stock Subject to the Plan.
                  --------------------------------

4.1 Share Reserve. There shall be reserved and available for issuance under the Plan 258,000 shares of Common Stock, subject to such adjustment as may be made pursuant to Section 22.

4.2 Source of Shares/Reversion of Shares. Such shares may consist in whole or in part of authorized and unissued shares or treasury shares or any combination thereof as the Committee may determine. Except as otherwise provided herein, any shares subject to an option or right which for any reason expires or is terminated unexercised, becomes unexercisable, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Company in connection with any award (whether or not such surrendered shares were acquired pursuant to any award), or if any shares are withheld by the Company, the shares subject to such award and the surrendered and withheld shares shall thereafter be available for further awards under the Plan; provided, however, that any such shares that are surrendered to or withheld by the Company in connection with any award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to Incentive Stock Options. No awards may be granted following the end of the Term of the Plan.

4.3 Code Section 162(m) Limitation. The total number of shares of Common Stock for which (i) Stock Options, (ii) Stock Appreciation Rights, and (iii) Restricted Stock Awards and Stock Bonus Awards that are subject to the attainment of performance criteria to protect against the loss of deductibility under Section 162(m) of the Code, may be granted to any employee during any twelve month period shall not exceed 129,000 in the aggregate, subject to adjustment pursuant to Section 22. This Section 4.3 shall not apply prior to the Listing Date and, following the Listing Date, this Section 4.3 shall not apply until (i) the earliest of: (1) the first material modification of the Plan (including any increase in the number of shares of Common Stock reserved for issuance under the Plan in accordance with Section 4.1); (2) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (3) the expiration of the Plan; or (4) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (ii) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

Section  5.........Eligibility to Receive Awards. An award may be granted to any employee, director, or officer of, or key adviser or consultant to, the Company or any Subsidiary, who is responsible for or contributes to the management, growth or success of the Company or any Subsidiary, provided that bona fide services shall be rendered by consultants or advisers to the Company or its Subsidiaries and such services must not be in connection with the offer and sale of securities in a capital-raising transaction and must not directly or indirectly promote or maintain a market for the Company's securities. The Chief Executive Officer of the Company shall recommend to the Committee those persons to whom an award should be granted, the type of award that should be granted to each such person and the size, terms and conditions of each such award. Subject to the preceding sentences of this Section 5, the Committee shall have the sole authority to select the persons to whom an award is to be granted hereunder and to determine what type of award is to be granted to each such person. No person shall have any right to participate in the Plan. Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

Section 6.........Stock Options. A Stock Option may be an Incentive Stock Option
or a Non-Qualified Stock Option. Only employees of the Company or any Parent or Subsidiary of the Company are eligible to receive Incentive Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. Stock Options may be granted alone or in addition to other awards granted under the Plan. The terms and conditions of each Stock Option granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve from time to time. No person shall have any rights under any Stock Option granted under the Plan unless and until the Company and the person to whom such Stock Option shall have been granted shall have executed and delivered an agreement expressly granting the Stock Option to such person and containing provisions setting forth the terms for the Stock Option. The terms and conditions of each Incentive Stock Option shall be such that each Incentive Stock Option issued hereunder shall constitute and shall be treated as an "incentive stock option" as defined in Section 422 of the Code. The terms and conditions of each Non-Qualified Stock Option will be such that each Non-Qualified Stock Option issued hereunder shall not constitute nor be treated as an "incentive stock option" as defined in Section 422 of the Code or an option described in Section 423(b) of the Code and will be a "non-qualified stock option" for federal income tax purposes. The terms and conditions of any Stock Option granted hereunder need not be identical to those of any other Stock Option granted hereunder. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

6.1 Type of Option. Each option agreement shall identify the option represented thereby as an Incentive Stock Option or a Non-Qualified Stock Option, as the case may be.

6.2 Option Price. The Stock Option exercise price shall be fixed by the Committee but shall in no event be less than 100 percent (or 110 percent in the case of an Incentive Stock Option granted to an employee referred to in Section 6.8(ii) below) of the Fair Market Value of the shares of Common Stock subject to the Stock Option on the date the Stock Option is granted.

6.3 Exercise Term. Each option agreement shall state the period or periods of time within which the Stock Option may be exercised, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that no Stock Option shall be exercisable after ten years from the date of grant thereof (or, in the case of an Incentive Stock Option granted to an employee referred to in Section 6.8(ii) below, such term shall in no event exceed five (5) years from the date on which such Incentive Stock Option is granted); provided further, each option granted under the Plan shall become exercisable six (6) months after the grant date, unless specifically stipulated otherwise under the option agreement. The Committee shall have the power to permit an acceleration of previously established exercise terms, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.

6.4 Payment for Shares. A Stock Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the option agreement by the Participant entitled to exercise the Stock Option and full payment for the shares of Common Stock with respect to which the Stock Option is exercised has been received by the Company. The Committee, in its sole discretion, may permit all or part of the payment of the exercise price to be made, to the extent permitted by applicable statutes and regulations, either: (i) in cash, by check or wire transfer, or (ii) in any other form of legal consideration as provided for under the terms of the Stock Option. No shares of Common Stock shall be issued to any Participant upon exercise of a Stock Option until the Company receives full payment therefor as described above. Upon the receipt of notice of exercise and full payment for the shares of Common Stock, the shares of Common Stock shall be deemed to have been issued and the Participant shall be entitled to receive such shares of Common Stock and shall be a stockholder with respect to such shares, and the shares of Common Stock shall be considered fully paid and nonassessable. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock is issued, except as provided in Section 22 of the Plan. Each exercise of a Stock Option shall reduce, by an equal number, the total number of shares of Common Stock that may thereafter be purchased under such Stock Option.

6.5 Rights upon Termination of Continuous Service or Change of Control. Except as otherwise provided below in this Section 6.5, in the event that a Participant's Continuous Service terminates for any reason, any rights of the Participant under any Stock Option shall immediately terminate; provided, however, the Participant (or any successor or legal representative) shall have the right to exercise the Stock Option to the extent that the Stock Option was exercisable at the time of termination, until the earlier of (i) the date three
(3) months after the effective date of such termination of Continuous Service, or such other date as otherwise determined by the Committee in its sole discretion, or (ii) the expiration of the term of the Stock Option.

         If the Board determines in its sole discretion that the Participant's Continuous Service has been terminated for "cause" (as such term is defined in the Participant's Stock Option agreement) or if the Participant's Continuous Service is terminated by reason of the Participant's voluntary quitting or resignation prior to his or her completion of 20 years of Continuous Service, the Participant (or any successor or legal representative) shall only have the right to exercise the Stock Option to the extent that the Stock Option was exercisable at the time of termination, until the earlier of (i) the date thirty
(30) days after the effective date of such termination of Continuous Service, or such other date as determined by the Committee in its sole discretion, or (ii) the expiration of the term of the Stock Option.

         In the event that prior to the expiration of the Stock Option and without the Participant's having fully exercised the Stock Option, a
Participant's Continuous Service terminates because such Participant dies, suffers a Disability or retires at or after attaining age 55 and completing five
(5) years of Continuous Service, or the Participant's Continuous Service terminates for any reason (other than termination for cause) on or after the date the Participant completes 20 years of Continuous Service, the Participant or his successor or legal representative shall be fully vested in the Stock Option and shall have the right to exercise the Stock Option until the earlier of (i) the date six (6) months following such termination of Continuous Service, or such other date as determined by the Committee in its sole discretion, or
(ii) the expiration of the term of the Stock Option.

         In the event of a Change of Control upon or prior to the date a Participant's Continuous Service terminates, the Participant shall be fully vested in the Stock Option, and the Participant or his successor or legal representative shall have the right to exercise the Stock Option until the earlier of (i) the date six (6) months after the effective date of his or her termination of Continuous Service for any reason, or such other date as determined by the Committee in its sole discretion, or (ii) the expiration of the term of the Stock Option.

6.6 Exercise of Unvested Options. The Stock Option agreement may, but need not, include a provision whereby the Participant may elect at any time before the Participant's Continuous Service terminates to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option. Without limiting the generality of the foregoing, the Committee may provide that if the Stock Option is exercised prior to having fully vested, shares issued upon such exercise shall remain subject to vesting at the same rate as under the Stock Option so exercised and shall be subject to a right, but not an obligation, of repurchase by the Company with respect to all unvested Shares or to any other restriction the Committee determines to be appropriate. For purposes of facilitating the enforcement of any such right of repurchase, at the request of the Committee, the Participant shall enter into joint escrow instructions with the Company and deliver each certificate for his or her unvested shares of Common Stock with a stock power, duly endorsed in blank. The Company's rights under this Section 6.6 shall be freely assignable, in whole or in part.

6.7 Re-load Options. Without in any way limiting the authority of the Committee to make or not to make grants of Stock Options hereunder, the Committee shall have the authority (but not an obligation) to include as part of any Stock
Option a  provision  entitling  the  Participant  to a further  Stock  Option (a
"Re-Load Option") in the event the Participant exercises the original Stock Option, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Stock Option. Any such Re-Load Option shall (i) provide for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of such Stock Option; (ii) have an expiration date which is the same as the expiration date of the Stock Option the exercise of which gave rise to such Re-Load Option; and (iii) have an exercise price which is equal to 100 percent of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Stock Option. Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for Stock Options under the Plan.

         Any such Re-Load Option may be an Incentive Stock Option or a Non-Qualified Stock Option, as the Committee may designate at the time of the grant of the original Stock Option; provided, however, the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the $100,000 annual limitation on the exercisability of Incentive Stock Options described in
Section 6.7 and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares of Common Stock under Section 4.1 and the limitation on the grants of Stock Options under Section 4.3 and shall be subject to such other terms and conditions as the Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Stock Options.

6.8 Special Incentive Stock Option Rules. Notwithstanding the foregoing, in the case of an Incentive Stock Option, each option agreement shall contain such other terms, conditions and provisions as the Committee determines necessary or desirable in order to qualify such Stock Option as an Incentive Stock Option under the Code including, without limitation, the following:

(i) To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock, with respect to which Incentive Stock Options granted under this Plan (and all other plans of the Company and its Subsidiaries and Parent) become exercisable for the first time by any person in any calendar year, exceeds $100,000, such options shall be treated as Non-Qualified Stock Options.

(ii) No Incentive Stock Option shall be granted to any employee if, at the time the Incentive Stock Option is granted, the employee (by reason of the attribution rules applicable under Section 424(d) of the Code) owns more than 10 percent of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless at the time such Incentive Stock Option is granted the option price is at least 110 percent of the Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the shares of Common Stock subject to the Incentive Stock Option and such Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant.

If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option shall thereafter be treated as a Non-Qualified Stock Option.

Section  7.........Stock  Appreciation Rights. Stock Appreciation Rights entitle
Participants to increases in the Fair Market Value of shares of Common Stock. The terms and conditions of each Stock Appreciation Right granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

7.1 Award. Stock Appreciation Rights shall entitle the Participant, subject to such terms and conditions determined by the Committee, to receive upon exercise thereof an award equal to all or a portion of the excess of: (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise, over (ii) a specified price which shall not be less than 100 percent of the Fair Market Value of the Common Stock at the time the right is granted or, if connected with a previously issued Stock Option, not less than 100 percent of the Fair Market Value of the Common Stock at the time such Stock Option was granted. Such amount may be paid by the Company in cash, Common Stock (valued at its then Fair Market Value) or any combination thereof, as the Committee may determine. Stock Appreciation Rights may be, but are not required to be, granted in connection with a previously or contemporaneously granted Stock Option. In the event of the exercise of a Stock Appreciation Right, the number of shares reserved for issuance hereunder shall be reduced by the number of shares covered by the Stock Appreciation Right.

7.2 Term. Each agreement shall state the period or periods of time within which the Stock Appreciation Right may be exercised, in whole or in part, subject to such terms and conditions prescribed for such purpose by the Committee provided that no Stock Appreciation Right shall be exercisable prior to six months nor after ten years from the date of grant thereof. The Committee shall have the power to permit an acceleration of previously established exercise terms, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.

7.3 Rights upon Termination of Continuous Service or Change of Control. Except as otherwise provided below in this Section 7.3, in the event that a Participant's Continuous Service terminates for any reason, any rights of the Participant under any Stock Appreciation Right shall immediately terminate; provided, however, the Participant (or any successor or legal representative) shall have the right to exercise the Stock Appreciation Right to the extent that the Stock Appreciation Right was exercisable at the time of termination, until the earlier of (i) the date three (3) months after the effective date of such termination of Continuous Service, or such other date as otherwise determined by the Committee in its sole discretion, or (ii) the expiration of the term of the Stock Appreciation Right.

         If the Board determines in its sole discretion that the Participant's Continuous Service has been terminated for "cause" (as such term is defined in the Participant's Stock Appreciation Right agreement) or if the Participant's Continuous Service is terminated by reason of the Participant's voluntary quitting or resignation prior to his or her completion of 20 years of Continuous Service, the Participant (or any successor or legal representative) shall only have the right to exercise the Stock Appreciation Right to the extent that the Stock Appreciation Right was exercisable at the time of termination, until the earlier of (i) the date thirty (30) days after the effective date of such termination of Continuous Service, or such other date as determined by the Committee in its sole discretion, or (ii) the expiration of the term of the Stock Appreciation Right.

         In the event that prior to the expiration of his Stock Appreciation Right and without having fully exercised his Stock Appreciation Right, a Participant's Continuous Service terminates because such Participant dies, suffers a Disability, or retires at or after attaining age 55 and completing five (5) years of Continuous Service, or the Participant's Continuous Service terminates for any reason (other than termination for cause) on or after completing 20 years of Continuous Service, the Participant or his successor or legal representative shall be fully vested in the Stock Appreciation Right and shall have the right to exercise the Stock Appreciation Right until the earlier of (i) the date six (6) months following such termination of Continuous Service, or such other date as determined by the Committee in its sole discretion, or
(ii) the expiration of the term of the Stock Appreciation Right.

         In the event of a Change of Control prior to the date a Participant's Continuous Service terminates, the Participant shall be fully vested in the Stock Appreciation Right, and the Participant or his successor or legal representative shall have the right to exercise the Stock Appreciation Right until the earlier of (i) the date six (6) months after the effective date of his or her termination of Continuous Service, or such other date as determined by the Committee in its sole discretion, or (ii) the expiration of the term of the Stock Appreciation Right.

Section 8.........Restricted Stock Awards. Restricted Stock Awards shall consist of shares of Common Stock restricted against transfer ("Restricted Stock") and subject to a substantial risk of forfeiture. The terms and conditions of each Restricted Stock Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

8.1 Vesting Period. Restricted Stock Awards shall be subject to the above-described restrictions over such vesting period as the Committee determines. To the extent the Committee deems necessary or appropriate to protect against loss of deductibility pursuant to Section 162(m) of the Code, Restricted Stock Awards to any Participant may also be subject to certain conditions with respect to attainment of one or more preestablished performance objectives which shall relate to corporate, subsidiary, division, group or unit performance in terms of growth in gross revenue, earnings per share or ratios of earnings to equity or assets, net profits, stock price, market share, sales or costs; provided that such objectives may be adjusted by the Committee in its sole discretion to reduce or eliminate, but not to increase, an award in order to take into account unforeseen events or changes in circumstances.

8.2 Restriction upon Transfer. Shares awarded, and the right to vote such shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered, except as herein provided or as provided in any agreement entered into between the Company and a Participant in connection with the Plan, during the vesting period applicable to such shares. Notwithstanding the foregoing, and except as otherwise provided in the Plan, the Participant shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote such shares, until such time as the Participant disposes of the shares or forfeits the shares pursuant to the agreement relating to the Restricted Stock Award.

8.3 Certificates. Any stock certificate issued in respect of shares awarded to a Participant shall be registered in the name of the Participant and deposited with the Company, or its designee, and shall bear the following legend:

                  "This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Star Systems, Inc. 2000 Equity Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and Star Systems, Inc. Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and Agreement, a copy of each of which is on file in the office of the Secretary of Star Systems, Inc."

Each Participant, as a condition of any Restricted Stock Award, shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such award.

8.4 Termination of Continuous Service or Change of Control. Except as otherwise provided in the written agreement relating to the Participant's Restricted Stock Award, in the event that a Participant's Continuous Service terminates for any reason, other than death or Disability, any rights of the Participant or his successors or legal representatives under any Restricted Stock Award that remains subject to restrictions shall immediately terminate and any Restricted Stock Award with unlapsed restrictions shall be forfeited to the Company without payment of any consideration.

         Unless the written agreement between the Participant and the Company relating to the Restricted Stock Award provides otherwise, in the event that a Participant's Continuous Service terminates because such Participant dies or suffers a Disability, or in the event of a Change of Control prior to the date the Participant's Continuous Service terminates, all remaining shares of a Restricted Stock Award shall no longer be subject to any unlapsed restrictions.

Section  9.........Stock  Bonus  Awards.  To  the  extent  the  Committee  deems necessary or appropriate to protect against the loss of deductibility pursuant to Section 162(m) of the Code, the Committee may, in its sole discretion, grant a Stock Bonus Award based upon corporate, division, subsidiary, group or unit performance in terms of growth in gross revenue, earnings per share or ratios of earnings to equity or assets, net profits, stock price, market share, sales or costs or, with respect to Participants not subject to Section 162(m) of the Code, such other measures or standards determined by the Committee in its discretion; provided, that such performance objectives may be adjusted to reduce or eliminate but not to increase an award in order to take into account unforeseen events or changes in circumstances.

         The terms and conditions of each Stock Bonus Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve from time to time. In addition to any applicable performance goals, shares of Common Stock subject to a Stock Bonus Award may be: (i) subject to additional restrictions (including, without limitation, restrictions on transfer), or (ii) granted directly to a person free of any restrictions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

Section  10........Loans.  The  Committee  may,  in its sole  discretion  and to further the purpose of the Plan, provide for loans to persons in connection with all or any part of an award under the Plan. Any loan made pursuant to this
Section 10 shall be evidenced by a loan agreement, promissory note or other instruments in such form and which shall contain such terms and conditions
(including, without limitation, provisions for interest, payment, schedules, collateral, forgiveness, acceleration of such loans or parts thereof or acceleration in the event of termination) as the Committee shall prescribe from time to time. Notwithstanding the foregoing, each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

Section  11........Securities Law Requirements.  No shares of Common Stock shall be issued upon the exercise or payment of any award unless and until:

(i) The shares of Common Stock underlying the award have been registered under the Securities Act of 1933, as amended (the "Act"), or the Company has determined that an exemption from the registration requirements under the Act is available or the registration requirements of the Act do not apply to such exercise or payment;

(ii) The Company has determined that all applicable listing requirements of any stock exchange or quotation system on which the shares of Common Stock are listed have been satisfied; and

(iii) The Company has determined that any other applicable provision of state or Federal law, including without limitation applicable state securities laws, has been satisfied.

Section  12........Restrictions  on Transfer;  Representations  of  Participant;
Legends.
        -----------------------------------------------------------------

         Until the Common Stock is listed on any United States securities exchange or traded on NASDAQ or an over-the-counter quotation system in the United States, the shares of Common Stock issued to a Participant under the Plan may not be sold, transferred or otherwise disposed of by the Participant (or his or her successor or legal representative) for 180 days following the date the shares are both issued to the Participant and fully vested, and such shares may only be sold to a stockholder of the Company who is not an employee of the Company or any Subsidiary or Parent. The Committee in its sole discretion may further restrict the transferability of shares until the Common Stock is listed on any United States securities exchange or traded on NASDAQ or an over-the-counter quotation system in the United States.

         Regardless of whether the offering and sale of shares of Common Stock has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such shares, including the placement of appropriate legends on stock certificates, if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law. As a condition to the Participant's receipt of shares, the Company may require the Participant to represent that such shares are being acquired for investment, and not with a view to the sale or distribution thereof, except in compliance with the Securities Act, and to make other representations as are deemed necessary or appropriate by the Company and its counsel. Stock certificates evidencing shares acquired pursuant to an unregistered transaction to which the Securities Act applies shall bear a restrictive legend substantially in the following form and such other restrictive legends as are required or deemed advisable under the Plan or the provisions of any applicable law:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION UNDER THE ACT AND QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR WITHOUT AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED."

The Company shall also place legends on stock certificates representing its right of repurchase under Sections 6.6 and 13 hereof and the right of first refusal under Section 14 hereof. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 12 shall be conclusive and binding on all persons.

         The Company may, but shall not be obligated to, register or qualify the sale of shares under the Securities Act or any other applicable law.

Section 13........Right of Repurchase of Vested Shares.
                  ------------------------------------

13.1 Repurchase Right. At the Committee's discretion, shares of Common Stock issued to a Participant under this Plan may be subject to a right, but not an obligation, of repurchase by the Company (the "Right of Repurchase"), at the price specified in Section 13.2 below, if the Participant's Continuous Service terminates for any reason ("Employment Termination"). Shares issued by the Company shall be transferable only by the Participant subject to the Right of Repurchase, and the Company shall legend the Right of Repurchase on the stock certificates evidencing such shares and shall take such other steps as it deems necessary to ensure compliance with this restriction. The Company's rights under this Section 13.1 shall be in addition to, and not in lieu of, the Company's right of repurchase under Section 6.6 of any unvested shares issued to the Participant, and the Company's rights under this Section 13.1 shall be freely assignable, in whole or in part.

13.2 Repurchase Price. The price per share at which the Company may exercise the Right of Repurchase under
         -----------------
Section 13.1 (the "Repurchase Price") shall be:

                  (a) the Fair Market Value of each share at the effective date of the Participant's Employment Termination (or, in the case of Common Stock issued upon exercise of the Stock Option after the effective date of the Participant's Employment Termination, the Fair Market Value of each share at the date of exercise of such Stock Option); or

                  (b) such other price as the Committee in its sole discretion shall determine in accordance with applicable state Blue Sky or other laws.

13.3 Repurchase Procedure. The Company may exercise its Right of Repurchase by sending a written notice to the Participant or his or her successor or legal representative and to the escrow agent, if any, of its taking such action and specifying the number of shares being repurchased. The Company's Right of Repurchase shall terminate if not exercised by written notice from the Company to the Participant or his or her successor or legal representative within thirty
(30) days of the effective date of the Employment Termination (or, in the case of Common Stock issued upon exercise of the Stock Option after the effective date of the Participant's Employment Termination, within thirty (30) days of the date of exercise of such Stock Option). If the Company exercises its Right of Repurchase, within ninety (90) days of the effective date of the Participant's Employment Termination (or, in the case of Common Stock issued upon exercise of the Stock Option after the effective date of the Participant's Employment
Termination, within ninety (90) days after the date of exercise), the Participant, or his or her successor or legal representative, or if applicable, the escrow agent, shall deliver to the Company every stock certificate representing the shares being repurchased, together with appropriate assignments separate from certificates, and the Company shall then promptly pay the total Repurchase Price in cash to the Participant, or if applicable, to the escrow agent, for delivery to the Participant.

13.4 Escrow. To facilitate the consummation of the Company's Right of Repurchase under this Section 13, at the request of the Committee, the Participant and the

Company shall execute joint escrow instructions and the Participant shall deliver and deposit with the escrow agent named in the joint escrow instructions all certificates for the shares of Common Stock issued to the Participant pursuant to the Plan with a stock power, duly endorsed in blank. The escrow agent shall hold such documents and deliver the same to the Company pursuant to the joint escrow instructions and in accordance with the terms of this Section 13, as applicable.

13.5 Binding Effect. The Company's Right of Repurchase shall inure to the benefit of its successors and --------------- assigns and shall be binding upon any representative, executor, administrator, heir, or legatee of the Participant.

13.6 Termination of Right of Repurchase. Notwithstanding any other provision of this Section 13, in the event that the Common Stock is listed on any United States securities exchange or traded on NASDAQ or an over-the-counter quotation system in the United States at the time the Participant would otherwise be required to transfer his or her shares of Common Stock to the Company, the Company shall no longer have the Right of Repurchase with respect to such shares, and the Participant shall have no obligation to comply with this Section 13 with respect to such shares.

Section 14........Right of First Refusal.
                  ----------------------

14.1 Right of First Refusal. At the Committee's discretion, shares issued to a Participant under this Plan may be subject to a requirement that if the Participant proposes to sell, pledge, or otherwise transfer any such shares or any interest in such shares, to any person or entity, the Company shall have a right of first refusal (the "Right of First Refusal") with respect to such shares. Any Participant desiring to transfer shares subject to the Right of First Refusal shall give a written notice (the "Transfer Notice") to the Company describing fully the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price, and the name and address of the proposed transferee. The Transfer Notice shall be signed both by the Participant and by the proposed transferee and must constitute a binding commitment of both parties to the transfer of the shares. The Company shall have the right to purchase all (but not less than all) the shares subject to the Transfer Notice on the terms of the proposal referred to in the Transfer Notice, subject to any change in such terms permitted under Section 14.2 hereof, by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is received by the Company. The Company's rights under this Section 14.1 shall be freely assignable, in whole or in part.

14.2 Transfer of Shares. If the Company fails to exercise the Right of First Refusal within thirty (30) days after the date on which it receives the Transfer Notice, the Participant may, not later than six (6) months following receipt of the Transfer Notice by the Company, consummate a transfer of the shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, subject to restrictions on the transfer of such shares imposed pursuant to Section 12. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Participant, shall again be subject to the Right of First Refusal and shall again require compliance with the procedure described in
Section 14.1. If the Company exercises its Right of First Refusal, the Participant shall immediately endorse and deliver to the Company every stock certificate representing the shares being purchased, and the Company shall then promptly pay the purchase price in accordance with Section 14.3.

14.3 Repurchase Payment. The amount payable to a Participant pursuant to the Company's exercise of the Right of First Refusal shall be paid to the Participant in accordance with the terms and conditions of the Transfer Notice or may, at the election of the Company, be paid in three equal installments with the first installment due and payable on the first date (the "Transfer Notice Date") that any payment would otherwise be payable to the Participant pursuant to the terms and conditions of the Transfer Notice, and with an additional installment thereof due and payable on each of the first and second anniversaries of the Transfer Notice Date, together with interest on each such installment, for the period from the Transfer Notice Date until the date such installment is paid, at the prime rate as published in The Wall Street Journal on the Transfer Notice Date or, if The Wall Street Journal is not published on such date, on the first day thereafter that the prime rate is published in The Wall Street Journal.

14.4 Binding Effect. The Company's Right of First Refusal shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the shares, other than a transferee acquiring shares in a transaction with respect to which the Company failed to exercise its Right of First Refusal (a "Free Transferee") or a transferee of a Free Transferee.

14.5 Termination of Right of First Refusal. Notwithstanding any other provision of this Section 14, if the Common Stock is listed on any United States securities exchange or traded on NASDAQ or an over-the-counter quotation system in the United States at the time the Participant desires to transfer his or her shares, the Company shall no longer have the Right of First Refusal, and the Participant shall have no obligation to comply with this Section 14.

Section  15........Single  or Multiple  Agreements.  Multiple forms of awards or combinations thereof may be evidenced by a single agreement or multiple agreements, as determined by the Committee.

Section 16........Rights of a Stockholder.  The recipient of any award under the
Plan, unless otherwise provided by the Plan, shall have no rights as a stockholder with respect thereto unless and until shares of Common Stock are issued to him.

Section  17........No  Right to Continue  Employment or Service.  Nothing in the
Plan or any instrument executed or award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or any Subsidiary in the capacity in effect at the time the award was granted or shall affect the right of the Company or any Subsidiary to terminate (i) the employment of an employee with or without notice and with or without cause, (ii) the service of a consultant or adviser pursuant to the terms of such consultant's or adviser's agreement with the Company or any Subsidiary or (iii) the service of a director pursuant to the Bylaws of the Company or any Subsidiary and any applicable provisions of the corporate law of the state in which the Company or any Subsidiary is incorporated, as the case may be.

Section 18........Withholding. The Company's obligation to (i) deliver shares of
Common Stock or pay cash upon the exercise of any Non-Qualified Stock Option or any Stock Appreciation Right granted under the Plan, (ii) deliver stock certificates upon the vesting of any Restricted Stock Award, and (iii) deliver shares of Common Stock upon the grant of any Stock Bonus Award shall be subject to applicable foreign, federal, state and local withholding tax requirements. Foreign, federal, state and local withholding tax due under the terms of the Plan may be paid in cash or shares of Common Stock (either through the surrender of previously held shares of Common Stock or the withholding of shares of Common Stock otherwise issuable upon the exercise or payment of such award) having a Fair Market Value equal to the required withholding and upon such other terms and conditions as the Committee shall determine; provided, however, the Committee, in its sole discretion, may require that such taxes be paid in cash; and provided, further, any election by a Participant subject to Section 16(b) of the Exchange Act to pay his withholding tax in shares of Common Stock shall be subject to and must comply with Rule 16b-3 of the Exchange Act.

Section 19........Indemnification.  No member of the Board or the Committee, nor any officer or employee of the Company or a Subsidiary or Parent acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company or any Subsidiary or Parent acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 20........Non-Assignability. No award under the Plan shall be assignable or transferable by the recipient thereof except by will, by the laws of descent and distribution and by such other means as the Committee may approve from time to time. No right or benefit hereunder shall in any manner be subject to the debts, contracts, liabilities or torts of the person entitled to such right or benefit.

Section  21........Nonuniform  Determinations.  The  Committee's  determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

Section  22........Adjustments.  In the event of any  change in the  outstanding shares of Common Stock, without the receipt of consideration by the Company, by reason of a stock dividend, stock split, reverse stock split or distribution, recapitalization, merger, reorganization, reclassification, consolidation, split-up, spin-off, combination of shares, exchange of shares or other change in corporate structure affecting the Common Stock and not involving the receipt of consideration by the Company, the Committee shall make appropriate adjustments in (a) the aggregate number of shares of Common Stock (i) reserved for issuance under the Plan, (ii) for which grants or awards may be made to any Participant and (iii) covered by outstanding unexercised awards and grants, (b) the exercise or other applicable price related to outstanding awards or grants and (c) the appropriate Fair Market Value and other price determinations relevant to outstanding awards or grants and shall make such other adjustments as may be appropriate under the circumstances; provided, that the number of shares subject to any award or grant always shall be a whole number.

Section  23........Termination  and Amendment.  The Board may terminate or amend the Plan or any portion thereof at any time and the Committee may amend the Plan to the extent provided in Section 3, without approval of the stockholders of the Company, unless stockholder approval is required by Rule 16b-3 of the Exchange Act, applicable stock exchange or NASDAQ or other quotation system rules, applicable Code provisions, or other applicable laws or regulations. No amendment, termination or modification of the Plan shall affect any award theretofore granted in any material adverse way without the consent of the recipient.

Section 24........Severability.  If any of the terms or provisions of this Plan, or awards made under this Plan, conflict with the requirements of Section 162(m) or Section 422 of the Code with respect to awards subject to or governed by
Section 162(m) or Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of
Section 162(m) or Section 422 of the Code. With respect to an Incentive Stock Option, if this Plan does not contain any provision required to be included herein under Section 422 of the Code (as the same shall be amended from time to time), such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out herein.

Section  25........Effect  on Other Plans.  Participation in this Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company or any Subsidiary and any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company or any Subsidiary unless specifically provided.

Section 26........Effective Date of the Plan. The Plan shall become effective as determined by the Board, but no Stock Option shall be exercised and no other awards shall be granted unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

Section  27........Governing  Law.  This  Plan and all  agreements  executed  in connection with the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflicts of law doctrine.

Section  28........Gender  and Number. Words denoting the masculine gender shall include the feminine gender, and words denoting the feminine gender shall include the masculine gender. Words in the plural shall include the singular, and the singular shall include the plural.

Section  29........Acceleration  of  Exercisability  and Vesting.  The Committee
shall have the power to accelerate the time at which an award may first be exercised or the time during which an award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the award stating the time at which it may first be exercised or the time during which it will vest.

Section 30........Modification of Awards. Within the limitations of the Plan and subject to Section 22, the Committee may modify outstanding awards or accept the cancellation of outstanding awards for the granting of new awards in substitution therefor. Notwithstanding the preceding sentence, except for any adjustment described in Section 22, no modification of an award shall, without the consent of the Participant, alter or impair any rights or obligations under any award previously granted under the Plan in any material adverse way without the affected Participant's consent.

Section 31........No Strict  Construction.  No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any agreement executed in connection with the Plan, any award granted under the Plan, or any rule, regulation or procedure established by the Committee.

Section  32........Successors.  This Plan is  binding  on and will  inure to the
benefit  of  any   successor  to  the   Company,   whether  by  way  of  merger,
consolidation, purchase, or otherwise.

Section  33........Plan  Provisions  Control.  The terms of the Plan  govern all awards granted under the Plan, and in no event will the Committee have the power to grant any award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any award granted under the Plan shall conflict with any term in the Plan, the term in the Plan shall control.

Section  34........Headings.  The headings used in the Plan are for  convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.